Exhibit 4.4

THE BLACK & DECKER CORPORATION

AND

THE BANK OF NEW YORK MELLON

as Trustee

FIRST SUPPLEMENTAL INDENTURE

to the

INDENTURE

dated as of June 5, 2001

Dated as of March 12, 2010

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 12, 2010, is among THE BLACK & DECKER CORPORATION, a Maryland corporation (the “Company”), STANLEY BLACK & DECKER, INC. (formerly known as The Stanley Works), a Connecticut corporation (the “Guarantor”), and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), as trustee (the “Trustee”).

Witnesseth:

WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of June 5, 2001, between the Company and the Trustee (the “Indenture”), providing for the issuance from time to time of one or more series of Securities;

WHEREAS, the Trustee has heretofore authenticated, and the Company has heretofore issued $400,000,000 aggregate principal amount of 7.125% Notes due 2011 under the Indenture (the “Outstanding Notes”);

WHEREAS, on the date hereof, a wholly-owned subsidiary of the Guarantor will merge with and into the Company with the Company as the survivor pursuant to that certain Agreement and Plan of Merger, dated as of November 2, 2009, among the Company, the Guarantor and Blue Jay Acquisition Corp., the Company will become a wholly-owned subsidiary of the Guarantor and the Guarantor will provide a full and unconditional guarantee (the “Guarantee”) of the obligations of the Company under the Outstanding Notes;

WHEREAS, pursuant to Section 9.1(c) of the Indenture, the Trustee and the Company are authorized to enter into a supplemental indenture, without prior notice to or consent of any Holders of the Outstanding Notes, to add guarantees with respect to any series of Securities;

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Guarantor; and

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

The amendment set forth below shall become effective upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantor and the Trustee.

ARTICLE 1

GUARANTEE

Section 1.1.       Amendments to Indenture.

The following Sections 11.1 through and including Section 11.8 shall be added as a new Article 11 of the Indenture, and shall hereinafter be deemed a part of the Indenture and applicable to the Outstanding Notes.  The following definition shall apply to Article 11 of the Indenture, as amended hereby: “Guarantor” shall mean Stanley Black & Decker, Inc., a Connecticut Corporation.

Section 11.1.       Guarantees.

With respect to each series of Securities to which this Article 11 is expressly made applicable, the Guarantor hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee and its successors and assigns (i)(a) the full and punctual payment of principal and interest on the Securities of such Holder when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company to the Holders and the Trustee under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities and (ii) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal (all of the foregoing being hereinafter collectively called the “Guarantees”).

The Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guarantees and also waives notice of protest for nonpayment.  The Guarantor waives notice of any default under the Securities or the Guarantees.  The Guarantees hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantees or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guarantees or (f) any change in the ownership of the Guarantor.

The Guarantor further agrees that its Guarantees hereunder constitute a guarantee of payment, performance and compliance when due (and not a guarantee of collection).

The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or failure to enforce the provisions of any Security or this Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto (unless the same shall also be provided the Guarantor), by the Holder of any Security or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other  circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall, without the consent of the Guarantor, increase the principal amount of a Security or the interest rate thereon or increase any premium payable upon redemption thereof.  The Guarantees shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantees or otherwise.  Without limiting the generality of the foregoing, the Guarantor covenants that the Guarantees shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

The Guarantor further agrees that the Guarantees shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, premium, if any, or interest on any Security is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium on, if any, or interest on any Security when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other obligation under the Securities, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such obligations under such Securities, (ii) accrued and unpaid interest on such obligations under such Securities (but only to the extent not prohibited by law) and (iii) all other monetary obligations with respect to such Securities of the Company to the Holders and the Trustee.

The Guarantor will be subrogated to all rights of the Holders against the Company in respect of any amount paid by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium on, if any, and interest on such Securities shall have been paid in full. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations with respect to the Securities hereby may be accelerated as provided herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations with respect to such Securities, and (y) in the event of any declaration of acceleration of such obligations as provided herein, the Guarantees (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Article 11.

The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Article 11.

Section 11.2.       Successors and Assigns.

This Article 11 shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.3.        No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.4.       Modification.

No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 11.5.       Notation of Guarantee Not Required.

The Guarantor hereby agrees that the Guarantee set forth in this Article 11 shall remain in full force and effect notwithstanding the absence on any Security of a notation relating to the Guarantee.

Section 11.6.       Benefits Acknowledged.

The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 11.7.       Release of Guarantee.

Provided that no notice that a Default or Event of Default has occurred and is continuing has been delivered to the Holders, the Guarantee shall be automatically and unconditionally released and discharged, and no further action by the Guarantor, the Company or the Trustee is required for the release of the Guarantee, upon the Company delivering to the Trustee an Officers’ Certificate stating that the Guarantee is released in full.

Section 11.8.       Limitation on Guarantor Liability.

The Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11, U.S. Code or any similar federal or state law for the relief of debtors, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws and after giving effect to any collections from, result in the obligations of the Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

ARTICLE 2

MISCELLANEOUS

Section 2.1.       Effect of Guarantee; Guarantor to be Bound by Indenture.

The Guarantor hereby irrevocably fully and unconditionally Guarantees to each Holder of Outstanding Notes and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, any Outstanding Notes or the obligations of the Company under the Indenture or any Outstanding Notes, the obligations of the Company with respect to payment and performance of each Outstanding Note and the other obligations of the Company under the Indenture with respect to the Outstanding Notes on the terms, and subject to the conditions, contained in Article 11 of the Indenture (as amended by this Supplemental Indenture) and agrees to be bound by all other terms of the Indenture.

Section 2.2.       Effect of Supplemental Indenture.

Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantor and the Trustee, the Indenture and each of the Outstanding Notes shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Outstanding Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

Section 2.3.       Ratification of Indenture.

Except as supplemented hereby, all provisions in the Indenture and each of the Outstanding Notes shall remain in full force and effect.  This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture, the Outstanding Notes and this Supplemental Indenture shall henceforth be read and construed together.  The Indenture and the Outstanding Notes, as supplemented by this Supplemental Indenture, shall in all respects remain in full force and effect.

Section 2.4.       Trustee Not Responsible For Recitals; Reaffirmation of Indemnity.

(a) The recitals herein contained are made by the Company and the Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

(b) The Company hereby reaffirms its indemnification obligations to the Trustee pursuant to Section 7.7 of the Indenture in connection with the Trustee’s execution of this Supplemental Indenture.

Section 2.5.       Conflict with Trust Indenture Act.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control.  If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

Section 2.6.       Terms Defined in the Indenture.

All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

Section 2.7.       New York Law to Govern.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT A DIFFERENT LAW WOULD GOVERN AS A RESULT.

Section 2.8.       Severability.

In case any one or more of the provisions contained in this Supplemental Indenture, or in the Indenture or Outstanding Notes as supplemented by this Supplemental Indenture, shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, the Indenture or the Outstanding Notes, but this Supplemental Indenture, the Indenture and the Outstanding Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 2.9.       Counterparts.

This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

*   *   *   *   *

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

THE BLACK & DECKER CORPORATION

By:	/s/ Mark M. Rothleitner
Name: Mark M. Rothleitner
Title: Assistant Treasurer

STANLEY BLACK & DECKER, INC.

By:	/s/ Craig A. Douglas
Name: Craig A. Douglas
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Cheryl L. Clarke
Name: Cheryl L. Clarke
Title: Vice President